Exhibit 10(m)

NORTHROP GRUMMAN

ELECTRONIC SYSTEMS EXECUTIVE PENSION PLAN

(Amended and Restated Effective as of January 1, 2016)

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Section 11.09.	Plan Costs	18
Section 11.10.	Termination of Participation	18
Section 11.11.	Transfer of Liabilities to HII	18
ARTICLE 12 - Change in Control		18
Section 12.01.	Definition	18
Section 12.02.	Vesting and Funding Rules	19
Section 12.03.	Special Retirement Provisions	20
Section 12.04.	Calculation of Present Value	20
Section 12.05.	Calculation of Offset	21
Section 12.06.	Limitation on Amendment, Suspension and Termination	21
APPENDIX A - Executive Buyback		22
Section A.01.	Introduction	22
Section A.02.	Buy Back Offer	22
Section A.03.	One-Time Opportunity	22
Section A.04.	Payment	22
Section A.05.	Refund of Buy Back Payment	22
Section A.06.	Effective Date	23
APPENDIX B - Rehired Executives		24
Section B.01.	Retired Executives Rehired as Executives	24
Section B.02.	Former Executives with Vested Pensions Rehired as Executives	25
Section B.03.	Retired Executives Rehired in Non-Executive Positions	25
Section B.04.	Events That Span Westinghouse Acquisition	26
Section B.05.	Breaks Spanning March 1, 1996	26
APPENDIX C - Coordination with Westinghouse Plan		28
Section C.01.	In General	28
Section C.02.	Pre-Acquisition Benefits	28
Section C.03.	Coordination of Pre and Post-Acquisition Benefits	28
Section C.04.	No Duplication of Benefits	28
APPENDIX D 2005 - 2007 Transition Rules		29
Section D.01.	Election	29
Section D.02.	2005 Commencements	29
Section D.03	2006 and 2007 Commencements	30
APPENDIX E Post 2007 Distribution of 409A Amounts		31
Section E.01.	Time of Distribution	31
Section E.02.	Special Rule for Key Employees	31
Section E.03.	Forms of Distribution	31
Section E.04.	Death	31
Section E.05.	Actuarial Assumptions	32
Section E.06.	Accelerated Lump Sum Payouts	32
Section E.07.	Effect of Early Taxation	33
Section E.08.	Permitted Delays	33
APPENDIX F Committees and Appointments		34

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NORTHROP GRUMMAN
ELECTRONIC SYSTEMS EXECUTIVE PENSION PLAN
(Amended and Restated Effective as of January 1, 2016)

The Northrop Grumman Electronic Systems Executive Pension Plan (the "Plan") is hereby amended and restated effective as of January 1, 2016, except as otherwise provided. This restatement of the Plan amends the January 1, 2014 restatement and does include changes that apply to Grandfathered Amounts.

The Plan is intended to comply with Code section 409A and official guidance issued thereunder (except for Grandfathered Amounts). Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with this intention.

Effective as of December 31, 2014, the accrued benefits for all Executives under this Plan shall be frozen. An Executive's benefit under this Plan will be based on his Executive Benefit Service and his Average Annual Compensation as of December 31, 2014, or at such earlier date that the Participant ceases to be eligible for this Plan, less the applicable offsets, determined on December 31, 2014, or such earlier applicable date. An Executive’s service after December 31, 2014 will be considered for purposes of his eligibility, his vesting status, his early retirement eligibility, and calculating the early retirement reductions related to his frozen benefit.

ARTICLE 1
Introduction
Section 1.01.    Introduction. The Northrop Grumman Electronic Systems Executive Pension Plan is a supplemental pension plan that provides nonqualified deferred compensation for a select group of management or highly compensated employees.
Section 1.02.    Effective Date. The Plan became effective March 1, 1996.
Section 1.03.    Sponsor. The Plan sponsor is Northrop Grumman Corporation.
Section 1.04.    Predecessor Plan. The Plan was established as a successor to the Westinghouse Executive Pension Plan, maintained by Westinghouse Electric Corporation ("Westinghouse") for the benefit of certain executive employees of the Westinghouse Electronic Systems Group as of February 29, 1996 who became employees of the Northrop Grumman Electronic Sensors & Systems Division as of March 1, 1996 as a result of the Westinghouse Acquisition, and certain other executive employees who may become employed by the Northrop Grumman Electronic Sensors & Systems Division on or after March 1, 1996. The Northrop Grumman Electronic Sensors & Systems Division became the Northrop Grumman Electronic Sensors & Systems Sector effective August 24, 1998.
Section 1.05.    2001 Reorganization. Effective as of the 2001 Reorganization Date in (d), the corporate structure of Northrop Grumman Corporation and its affiliates was modified. Effective as of the Litton Acquisition Date in (e), Litton Industries, Inc. was acquired and became a subsidiary of the Northrop Grumman Corporation (the "Litton Acquisition").
(a)    The former Northrop Grumman Corporation was renamed Northrop Grumman Systems Corporation. It became a wholly-owned subsidiary of the new parent of the reorganized controlled group.
(b)    The new parent corporation resulting from the restructuring is called Northrop Grumman Corporation. All references in this Plan to the former Northrop Grumman Corporation and its Board of Directors now refer to the new parent corporation bearing the same name and its Board of Directors.
(c)     As of the 2001 Reorganization Date, the new Northrop Grumman Corporation became the sponsor of this Plan, and its Board of Directors assumed authority over this Plan.
(d)     2001 Reorganization Date. The date as of which the corporate restructuring described in (a) and (b) occurred.
(e)     Litton Acquisition Date. The date as of which the conditions for the completion of the Litton Acquisition were satisfied in accordance with the Amended and Restated Agreement and Plan of Merger Among Northrop Grumman Corporation, Litton Industries, Inc., NNG, Inc., and LII Acquisition Corp.

ARTICLE II
Definitions
Capitalized terms which are defined in the ES Pension Plan will have the same meanings in this Plan unless otherwise expressly stated. In addition, the following terms when used and capitalized will have the following meanings:
Section 2.01.    Affiliated Companies. The Company and any other entity related to the Company under the rules of section 414 of the Code. The Affiliated Companies include Northrop Grumman Corporation and its 80%-owned subsidiaries and may include other entities as well.
Section 2.02.    Annual Incentive Programs. See Article 6.
Section 2.03.    Average Annual Compensation. See Article 6.
Section 2.04.    Board. Board means the Board of Directors of Northrop Grumman Corporation, or its delegate.
Section 2.05.    Code. The Internal Revenue Code of 1986, as amended, and as it may be amended.
Section 2.06.    Committee. A committee of not less than three members appointed by the Board with responsibility for the general administration of the Plan. The Committee is the "plan administrator" under ERISA.
Section 2.07.    Company. Northrop Grumman Corporation.
Section 2.08.    Defined Contribution Plan. A defined contribution plan within the meaning of ERISA § 3(34), but not including:
(a)     the Northrop Grumman Electronic Systems Savings Program or any similar program of a Participating Company or a Designated Entity or
(b)     any amount received pursuant to a cash or deferred arrangement (as that term is defined in the Code) maintained by a Participating Company or a Designated Entity.
Section 2.09.    Designated Entity. Designated Entity means an Affiliated Company or other entity that has been and is still designated by the Committee as participating in the Plan.
Section 2.10.    ERISA. The Employee Retirement Income Security Act of 1974, as amended, and as it may be amended.
Section 2.11.    ES Pension Plan. The Northrop Grumman Electronic Systems Pension Plan, formerly known as the ESSD Pension Plan.
Section 2.12.    Executive. Executive means an individual who satisfies (a) and (b) and is not excluded by (c) or (d):
(a)     An Employee who is employed by ES (or by a Participating Company, Designated Entity, or other Affiliated Company) in a position that is determined by the

Company's Chief Executive Officer or Vice President and Chief Human Resources and Administrative Officer to be eligible as an Executive position under this Plan based on the duties and responsibilities of the position.
(b)     The Employee has been notified by the Committee in writing that he or she is eligible for benefits under the Plan.
(c)     No Employee may receive benefits under this Plan if he or she is currently accruing supplemental benefits under any other nonqualified deferred compensation plan, contract, or arrangement maintained by the Affiliated Companies or to which the Affiliated Companies contribute with the exception of the Officers Supplemental Executive Retirement Program under the Northrop Grumman Supplemental Plan 2.
(d)     Notwithstanding any provision of the Plan to the contrary, effective as of July 1, 2003, no Employee will first become eligible to participate in the Plan or otherwise receive credit for service or compensation for purposes of calculating a benefit under the Plan unless the Employee was classified as an Executive eligible to participate in the Plan before that date. Executives that terminate employment and are later rehired into positions that are determined to be eligible as Executive positions under the Plan will be eligible to resume participation in the Plan and will be subject to Appendix B.
Section 2.13.    Executive Benefit Service. See Article 6.
Section 2.14.    Executive Pension Base. See Article 6.
Section 2.15.    Executive Pension Supplement. The pension calculated pursuant to Articles 4 and 5 of this Plan. There will be no Executive Pension Supplement payable if the Executive's Qualified Plan Benefit equals or exceeds his or her Executive Pension Base.
Section 2.16.    Grandfathered Amounts. Plan benefits that were earned and vested as of December 31, 2004 within the meaning of Code section 409A and official guidance thereunder.
Section 2.17.    Key Employee. An employee treated as a "specified employee" under Code section 409A(a)(2)(B)(i) of the Company or the Affiliated Companies (i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof)) if the Company's or an Affiliated Company's stock is publicly traded on an established securities market or otherwise. The Company shall determine in accordance with a uniform Company policy which Executives are Key Employees as of each December 31 in accordance with IRS regulations or other guidance under Code section 409A, provided that in determining the compensation of individuals for this purpose, the definition of compensation in Treas. Reg. § 1.415(c)-2(d)(3) shall be used. Such determination shall be effective for the twelve (12) month period commencing on April 1 of the following year.
Section 2.18.    Maximum Contribution. An Employee will be deemed to have made the Maximum Contribution if he or she has made the contributions under (a) and (b), as interpreted under (c):
(a)     During such time as the Employee was eligible to participate in the ES Pension Plan and the Westinghouse Pension Plan, he or she contributed the maximum amount the

Employee was permitted to contribute under those plans, and
(b)     During such time as the Employee was employed by a Designated Entity (which includes for this purpose a "Designated Entity" under the Westinghouse Plan during periods before the Westinghouse Acquisition),
(1)     The Employee contributed the maximum amount he or she was permitted to contribute, if any, to that Designated Entity's defined benefit pension or Defined Contribution Plan, if any, and
(2)     The Employee paid to the Company (or to Westinghouse, before the Westinghouse Acquisition) an amount of each of his or her annual incentive compensation awards based on the maximum ES Pension Plan contribution formula (or Westinghouse Pension Plan contribution formula, as appropriate) applied to 50% of his or her awards. This payment is pre-tax and is made by a deferral election entered into prior to the year in which the annual incentive compensation award is determined and paid.
(c)     This Plan is intended as essentially a continuation of the Westinghouse Plan (see Appendix C). Accordingly, this Section is to be interpreted as requiring an Executive to have made the Maximum Contribution not only under this Plan but also under the Westinghouse Plan.
Section 2.19.    Participating Company. Any of the "Participating Companies" under the ES Pension Plan.
Section 2.20.    Payment Date. The 1st of the month coincident with or following the later of (a) the date the Executive attains age 55, or (b) the date the Executive Separates from Service.
Section 2.21.    Pension Plan and Pension Plans. Any of the following:
(a)    The Northrop Grumman Retirement Plan
(b)    The Northrop Grumman Retirement Plan – Rolling Meadows Site

(c)	The Northrop Grumman Retirement Value Plan (effective as of January 1, 2000)

(d)	The Northrop Grumman Electronics Systems – Space Division Salaried Employees' Pension Plan (effective as of the Aerojet Closing Date)

(e)	The Northrop Grumman Electronics Systems – Space Division Union Employees' Pension Plan (effective as of the Aerojet Closing Date)
"Aerojet Closing Date" means the Closing Date specified in the April 19, 2001 Asset Purchase Agreement by and Between Aerojet-General Corporation and Northrop Grumman Systems Corporation.

Section 2.22.    Plan. The Northrop Grumman Electronic Systems Executive Pension Plan.
Section 2.23.    Qualified Plan Benefit.
(a)     The Qualified Plan Benefit is equal to the sum of:

(1)
the annual amount of pension the Executive has accrued under the ES Pension Plan and any applicable defined benefit pension plan of a Designated Entity based on Benefit Service accumulated up to the earlier of the Executive's actual retirement date or death;

(2)	the amount the Executive is entitled to receive on a life annuity basis for retirement under any applicable Defined Contribution Plan of a Designated Entity;

(3)
in any case where service included in the Executive's Vesting Service also entitles that Executive to benefits under one or more retirement plans (whether a defined benefit or Defined Contribution Plan or both) of another company, the amount the Executive is entitled to receive on a life annuity basis for retirement from those plans; and

(4)
the amount of any "Qualified Plan Benefits" taken into account under the Westinghouse Plan (or which would have been taken into account, but for the Westinghouse Acquisition) with respect to plans that were not acquired by the Affiliated Companies as part of the Westinghouse Acquisition;

provided, the method of benefit measurement, in the case of (2), (3) and (4) above, will be on the basis of procedures determined by the Committee on a plan-by-plan basis.
(b)     The Qualified Plan Benefit does not include any early pension retirement supplement.
(c)     The term Qualified Plan Benefit will also include amounts accrued under an excess benefit plan or other similar arrangement in which the Executive is a participant.
Section 2.24.    Retirement Eligible. An Executive is Retirement Eligible if he or she is accruing Vesting Service and:
(a)     has attained age 65 and completed five or more years of Vesting Service;
(b)     has attained age 60 and completed 10 or more years of Vesting Service;
(c)    has attained age 58 and completed 30 or more years of Vesting Service; or
(d)     has satisfied the requirements for an immediate pension under the Special Retirement Benefit provisions of the ES Pension Plan.

Section 2.25.    Separation from Service or Separates from Service. A "separation from service" within the meaning of Code section 409A.
Section 2.26.    Westinghouse. Westinghouse Electric Corporation.
Section 2.27.    Westinghouse Acquisition. The acquisition by Northrop Grumman Corporation of the Electronic Systems Group of Westinghouse effective March 1, 1996.
Section 2.28.    Westinghouse Plan. The Westinghouse Executive Pension Plan, as it existed from time to time.

ARTICLE 3
Qualification for Benefits; Mandatory Retirement
Section 3.01.    Qualification for Benefits. Subject to Article 8 and other applicable provisions of the Plan, if any, each Executive will be entitled to the benefits of this Plan on separation from service from a Participating Company, a Designated Entity, or any other Affiliated Company, provided that such Executive meets the following four conditions:
(a)     He or she has been employed in a position that meets the definition of Executive for five or more continuous years immediately preceding the earlier of the Executive's actual retirement date or the Executive's Normal Retirement Date. For purposes of this five-year requirement (but not for purposes of determining Executive Benefit Service under Section 6.05), the General Manager of ES and the Vice President of Human Resources for ES may determine that one or more years of an Employee's service with an Affiliated Company prior to the Employee's transfer to ES shall be counted as having been in an Executive position.
(b)     He or she has made the Maximum Contribution during each year of Vesting Service from the date he or she first became an Executive until the earliest of his or her date of death, actual retirement date or Normal Retirement Date;
(c)    He or she is a participant in the ES Pension Plan or in the defined benefit plan or Defined Contribution Plan of a Designated Entity, if any;
(d)    He or she is Retirement Eligible on the date of voluntary or involuntary separation from service from a Participating Company or a Designated Entity or, in the case of a Surviving Spouse benefit, satisfies the requirements for benefits under Article 5 of the Plan.
An Executive who meets the following requirements will be treated as "Retirement Eligible" even though not meeting the Plan's definition of this term:
(1)    The Executive is involuntarily terminated without cause, or terminated due to a divestiture of his business unit on or after December 1, 2010,

(2)    The Executive has attained age 53 with 10 or more years of Early Retirement Eligibility Service, or 75 points (age plus Years of Credited Service) at date of termination, and
(3)    The Executive is actively accruing benefits at date of termination and has satisfied both the rule of Section 3.01(a) and the rule of Section 3.01(b) on the date of termination.
Benefits that become payable based on the Executive's termination meeting the three requirements above shall be subject to Code Section 409A and payable in accordance with the terms of Appendix E. Reduction factors will apply in cases where benefit payments commence prior to age 58 (if the Executive has 30 or more years of Vesting Service) or age 60 (if the Executive has 10 - 29 years of Vesting Service). The reduction will be an actuarial one from age 58 or 60 (whichever age applies) to the actual payment commencement date. The reduction factor will be based on the actuarial assumptions used for determining lump sum actuarial equivalents in the Northrop Grumman Cash Balance Plan Program.
Section 3.02.    Mandatory Retirement. Pursuant to this Plan, the Company will be entitled, at its option, to retire any Executive who has attained age 65 and who, for the two-year period immediately before his or her retirement, has participated in this Plan, if such Executive is entitled to an immediate nonforfeitable annual retirement benefit from a pension, profit-sharing, savings or deferred compensation plan, or any combination of such plans, of a Participating Company or any Affiliated Company, which equals, in the aggregate, at least $44,000. The calculation of the $44,000 (or greater) amount will be performed in a manner consistent with 29 U.S.C. § 631(c)(2).
Section 3.03.    Certain Transfers. Except as otherwise provided in (e) below, if an Executive transfers to a position with an Affiliated Company that is not covered by a Participating Company or Designated Entity:
(a)     He or she will immediately cease to accrue Executive Benefit Service.
(b)    He or she will continue to earn Vesting Service (for purposes of the Plan other than Executive Benefit Service) for periods of employment with the Affiliated Company.
(c)     His or her Average Annual Compensation will include earnings as an employee from the Affiliated Company for periods after the transfer until his or her termination of employment with all Affiliated Companies.
(d)     He or she may receive benefits under the Plan if he or she subsequently retires from the Company and satisfies the Plan's eligibility requirements.
(e)     Effective as of July 1, 2003, if an Executive transfers to a position with an Affiliated Company that has been determined by the Company's Chief Executive Officer or Vice President and Chief Human Resources and Administrative Officer to be an eligible position under the Plan, (a)-(d) above will not apply and the Executive will continue to be classified as an active participant for all purposes under the Plan until the Executive's separation from service from all Affiliated Companies.

ARTICLE 4
Calculation of Executive Pension Supplement
Section 4.01.    In General. The Executive Pension Supplement for an Executive who meets the qualifications of Article 3 of the Plan retiring on an Early, Normal or Special Retirement Date will be calculated as described in Section 4.02(a) or (b).
Section 4.02.    Amount.
(a)     If the Executive
(1)     has attained age 60 and completed 10 or more years of Vesting Service,
(2)     has attained age 65, or
(3)     has satisfied the eligibility requirements for an immediate pension under the "Special Retirement Benefit" provisions of the ES Pension Plan, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit that would be payable if he or she elected a Life Annuity Option (after any reduction for early retirement, if applicable) from his or her Executive Pension Base.
(b)     If the Executive has not met the requirements of paragraph (a) above but has attained age 58 and completed 30 or more years of Vesting Service, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit that would be payable if he or she elected a Life Annuity Option (before any reduction for retirement prior to age 60) from his or her Executive Pension Base.
(c)    If the Executive has not met the requirements of paragraph (a) or (b) above but is deemed to be Retirement Eligible under Section 3.01(d) based on the circumstances of the Executive's termination, the Executive Pension Supplement is determined by subtracting the Executive's Qualified Plan Benefit projected to age 60 as a Life Annuity from his or her Executive Pension Base.

ARTICLE 5
Death in Active Service
Section 5.01.    Eligibility For an Immediate Benefit. If an Executive dies in active service and, on his or her date of death, satisfies the requirements of the "Special Surviving Spouse Benefit" under the ES Pension Plan and satisfied the requirements of Section 3.01(b) and (c) of this Plan at the time of death, a Surviving Spouse benefit will also be payable under this

Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit. The requirement of Section 3.01(a) is waived.
Section 5.02.    Calculation of Immediate Benefit. The amount of the immediate Surviving Spouse benefit under Section 5.01 will be the Executive Pension Supplement reduced in the same manner as though the benefit were a "Special Surviving Spouse Benefit" under the ES Pension Plan. For purposes of this Section, the Executive Pension Supplement will be calculated as follows:
(a)     If the Executive had attained age 60 or if the Executive had completed 30 years of Vesting Service, the Executive Pension Supplement would be calculated as described in Section 4.02(a);
(b)     Otherwise, the Executive Pension Supplement would be 80% of the difference between the Executive Pension Base and the unreduced Qualified Plan Benefit.
Section 5.03.    Eligibility For a Deferred Benefit. If an Executive dies in active service who does not satisfy the requirements of Section 5.01 but who satisfies the requirements of the "Surviving Spouse Benefit" under the ES Pension Plan and satisfied the requirements of Section 3.01(b) and (c) of this Plan at the time of death, a Surviving Spouse benefit will also be payable under this Plan if his or her Executive Pension Base exceeds his or her Qualified Plan Benefit. The requirement of Section 3.01(a) is waived.
Section 5.04.    Calculation of Deferred Benefit. The amount of the deferred Surviving Spouse benefit under Section 5.03 will be the Executive Pension Supplement reduced in the same manner as though the benefit were payable under the ES Pension Plan. For purposes of this paragraph, the Executive Pension Supplement will be calculated by subtracting the Executive's Qualified Plan Benefit (before any reductions) from his or her Executive Pension Base.

ARTICLE 6
Executive Pension Base
Section 6.01.    In General. This Article sets forth the rules for determining a Participant's Executive Pension Base.
Section 6.02.    Executive Pension Base. The Executive Pension Base = (a) x (b) x (c) as follows:
(a)     1.47%;
(b)     Average Annual Compensation;
(c)     the number of years of Executive Benefit Service accrued to the earliest of:
(1)     the Executive's actual retirement date, or
(2)     the date of the Executive's death.

Section 6.03.    Average Annual Compensation. Average Annual Compensation = (a) + (b) as follows:
(a)     12 times the average of the five highest of the Executive's December l monthly base salaries during the 10-year period immediately preceding the earliest of:
(1)     the Executive's date of death, or
(2)     the Executive's actual retirement date.
(b)     the average of the Executive's five highest annual incentive compensation awards paid under the Annual Incentive Programs or equivalent annual program or programs during the 10-year period ending with the earliest of:
(1)     the year of the Executive's death, or
(2)     the year of the Executive's actual retirement date.
(c)     No earnings before March 1, 1996 are taken into account under this Article.
(d)    Notwithstanding the foregoing, for Executives terminating employment with the Affiliated Companies after 2004, the averages in subsection (a) and (b) above shall be based on salaries and annual incentive compensation awards paid in 1995 or later and shall not be limited to the 10-year periods described in subsections (a) and (b). All amounts accrued as a result of this change shall be subject to Code section 409A.
(e)     Average Annual Compensation normally includes only pay earned while an Executive. But see Section 3.03.
(f)    The following shall not be considered as compensation for purposes of determining the amount of any benefit under the Plan:
(1)     any payment authorized by the Company's Compensation Committee that is (a) calculated pursuant to the method for determining a bonus amount under the Annual Incentive Programs (AIP) for a given year, and (b) paid in lieu of such bonus in the year prior to the year the bonus would otherwise be paid under the AIP, and
(2)    any award payment under the Northrop Grumman Long-Term Incentive Cash Plan.
Section 6.04.    Annual Incentive Programs. The Annual Incentive Programs are the Timely Awards Program, Management Achievement Plan, the Incentive Compensation Plan, the Incentive Management Achievement Plan and the Performance Achievement Plan of the Company.
Section 6.05.    Executive Benefit Service. An Executive's Executive Benefit Service is determined under (a) or (b) as appropriate, and subject to (c) and (d):
(a)     Executive Benefit Service is an Executive's total years of Vesting Service under the ES Pension Plan if:

(l)     the Executive was making the Maximum Contribution during each of those years; or
(2)     the use of the Executive Buy Back process has been authorized by the Committee and the Executive:
(A)     was making the Maximum Contribution during each of those years after the date he or she first became an Executive and
(B)     has complied with the provisions of the Executive Buy Back process (as set forth in Appendix A) as to those years prior to his or her first becoming an Executive.
(b)     Otherwise, Executive Benefit Service is the Executive's period of Vesting Service during which he or she made the Maximum Contribution.
(c)     No service before March 1, 1996 is taken into account under this Article.
(d)    Notwithstanding the foregoing, for an Executive terminating employment with the Affiliated Companies after 2004, Executive Benefit Service accruals after 2004 equal (1) minus (2) below:
(1)    Elapsed time while the Executive was making the Maximum Contributions, including time purchased under the Executive Buy Back process (as set forth in Appendix A);
(2)    Executive Benefit Service accrued as of December 31, 2004.
All amounts accrued as a result of this change shall be subject to Code section 409A.

ARTICLE 7
Payment of Benefits
Section 7.01.    Limitation on Benefits. No benefits will be payable under this Plan to any Executive whose employment terminates for any reason other than death prior to becoming Retirement Eligible.
Section 7.02.    Normal Form and Commencement of Benefits. This Section only applies to Grandfathered Amounts. The Executive Pension Supplement will be paid for life in monthly installments, each equal to l/12th of the annual amount determined in Article 4 or 5, whichever is applicable.
(a)     The Committee will determine the form and commencement of benefit payments in its sole discretion.

(b)     The Committee will choose among the various forms of payment, other than the lump sum, then available under the ES Pension Plan, subject to the same reductions or other provisions that apply to the elected form of payment under the ES Pension Plan.
(c)     No payments may commence under this Plan until payments to the Executive or Surviving Spouse have commenced under the ES Pension Plan or other tax-qualified defined benefit plan or Defined Contribution Plan maintained by a Participating Company or Designated Entity.
See Appendix D and Appendix E for the rules that apply to other benefits earned under the Plan.
Section 7.03.    Guaranteed Benefit. This Section only applies to Grandfathered Amounts. Regardless of the form of payment elected by the Committee, after the Executive retires and begins receiving an Executive Pension Supplement, a minimum of 60 times the monthly payment he or she would have received on a life annuity basis is guaranteed.
See Appendix D and Appendix E for the rules that apply to other benefits earned under the Plan.
Section 7.04.    Guaranteed Surviving Spouse Benefit. This Section only applies to Grandfathered Amounts. Once a Surviving Spouse Benefit determined under Sections 5.01 and 5.02 has commenced, a minimum of 60 times the monthly benefit payable to the Surviving Spouse is guaranteed. See Appendix D and Appendix E for distribution rules that apply to death benefits that are not Grandfathered Amounts
Section 7.05.    Lump Sum Payments. This Section only applies to Grandfathered Amounts. An Executive who elects lump sum payments of all his or her nonqualified benefits under the Northrop Grumman Corporation Change-In-Control Severance Plan (effective August 1, 1996, as amended) or the Northrop Grumman Corporation March 2000 Change-In-Control Severance Plan (collectively, the "CIC Plans") is entitled to have his or her Executive Pension Supplement paid as a lump sum calculated under the terms of the applicable CIC Plan. Otherwise, Executive Pension Supplement payments are governed by the general provisions of this Article, which do not provide for lump sum payments.
Northrop Grumman Corporation may, in its sole discretion, amend or eliminate any provision of the Plan with respect to lump sum distributions at any time. This applies whether or not a Participant has already made a lump sum election.
See Appendix D and Appendix E for the rules that apply to other benefits earned under the Plan
Section 7.06.    Mandatory Cashout. Notwithstanding any other provisions in the Plan, Executives with Grandfathered Amounts who have not commenced payment of such benefits prior to January 1, 2008 will be subject to the following rules:
(a)    Post-2007 Terminations. Executives who have a complete termination of employment with the Affiliated Companies after 2007 will receive a lump sum distribution of the present value of their Grandfathered Amounts within two months of such termination (without interest), if such present value is below the Code section 402(g) limit in effect at the termination.

(b)    Pre-2008 Terminations. Executives who had a complete termination of employment with the Affiliated Companies before 2008 will receive a lump sum distribution of the present value of their Grandfathered Amounts within two months of the time they commence payment of their underlying qualified pension plan benefits (without interest), if such present value is below the Code section 402(g) limit in effect at the time such payments commence.
For purposes of calculating present values under this Section, the actual assumptions and calculation procedures for lump sum distributions under the Northrop Grumman Pension Plan shall be used.
Section 7.07.    Optional Payment Forms. Executives with Grandfathered Amounts shall be permitted to elect (a) or (b) below:
(a)    To receive their Grandfathered Amounts in any form of distribution available under the Plan at October 3, 2004, provided that form remains available under the underlying qualified pension plan at the time payment of the Grandfathered Amounts commences. The conversion factors for these distribution forms will be based on the factors or basis in effect under this Plan on October 3, 2004.
(b)    To receive their Grandfathered Amounts in any life annuity form not included in (a) above but included in the underlying qualified pension plan distribution options at the time payment of the Grandfathered Amounts commences. The conversion factors will be based on the following actuarial assumptions:
Interest Rate:        6%

Mortality Table:	RP-2000 Mortality Table projected 15 years for future standardized cash balance factors
Section 7.08.    Rehires. In the event that an Executive retires or otherwise ceases to be an Employee of a Participating Company or a Designated Entity and is later rehired by one of those entities, the provisions of Appendix B will apply.
Section 7.09.    Special Tax Distribution. On the date an Executive's retirement benefit is reasonably ascertainable within the meaning of IRS regulations under Code section 3121(v)(2), an amount equal to the Executive's portion of the FICA tax withholding will be distributed in a single lump sum payment. This payment will be based on all benefits under the Plan, including Grandfathered Amounts. This payment will reduce the Executive's future benefit payments under the Plan on an actuarial basis.

ARTICLE 8
Conditions to Receipt of Executive Pension Supplement
Section 8.01.    Non-Competition Condition. Payments of benefits under this Plan to Executives are subject to the condition that the recipient will not compete with the Company.
(a)     Competition for this purpose means engaging directly or indirectly in any business which is at the time competitive with any business, part of a business, or activity then conducted by the Company, any of its subsidiaries or any other corporation, partnership, joint venture or other entity of which the Company directly or indirectly holds a 10% or greater interest (together, the "Affiliated Group") in the area in which such business, part of a business, or activity is then being conducted by the Affiliated Group.
(b)     The Company’s Compensation Committee or its delegate will, in its sole discretion, determine whether a breach of this non-competition condition has occurred. Such a determination may be made for up to one year following the date that the Company’s Compensation Committee has actual knowledge of the circumstances that could constitute such a breach.
Section 8.02.    Breach of Condition. Breach of the condition contained in Section 8.01 will be deemed to occur immediately upon an Executive's engaging in competitive activity.
(a)     Payments suspended for breach of the condition will not be resumed whether or not the Executive terminates the competitive activity.
(b)     A recipient will be deemed to be engaged in such a business indirectly if he or she is an employee, officer, director, trustee, agent or partner of, or a consultant or advisor to or for, a person, firm, corporation, association, trust or other entity which is engaged in such a business or if he or she owns, directly or indirectly, in excess of 5% of any such firm, corporation, association, trust or other entity.
Section 8.03.    Waiver After 65. The ongoing condition of this Article will not apply to an Executive age 65 or older.

ARTICLE 9
Administration
Section 9.01.    Committee. This Plan will be administered by the Committee. The Committee will have the right to make reasonable rules from time to time regarding the Plan. All such rules will be consistent with the policy provided by this Plan document. The Committee will have full discretion to interpret the Plan, and to resolve ambiguities and inconsistencies. The Committee's interpretations will in all cases be final and not be subject to appeal.
Section 9.02.    Claims Procedures. The Company's standardized "Northrop Grumman Nonqualified Retirement Plans Claims and Appeals Procedures" shall apply in handling claims and appeals under this Plan.

Section 9.03.    Trust. The Board may authorize the establishment of one or more trusts and the appointment of a trustee or trustees ("Trustee") to hold any and all assets of the Plan in trust. The Board may delegate this power to the Committee.

ARTICLE 10
Modification or Termination
Section 10.01.    Amendment and Plan Termination. The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part for any reason. This includes the right to amend or eliminate any of the provisions of the Plan with respect to lump sum distributions, including any lump sum calculation factors, whether or not an Executive has already made a lump sum election. Notwithstanding the foregoing, no amendment or termination of the Plan shall reduce the amount of an Executive's accrued benefit under the Plan as of the date of such amendment or termination.
No amendment of the Plan shall apply to the Grandfathered Amounts, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent "material modification" to the Grandfathered Amounts.

ARTICLE 11
Miscellaneous
Section 11.01. Benefits Not Assignable.
(a)    No Executive, former Executive or Surviving Spouse shall have the right to anticipate, alienate, sell, transfer, assign, pledge, encumber, or otherwise subject to lien any of the benefits provided under this Plan. Such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Executive, former Executive or Surviving Spouse of an Executive.
(b)    Notwithstanding the foregoing, all or a portion of an Executive's Plan benefits may be paid to another person as specified in a domestic relations order that the Committee determines is qualified (a "Qualified Domestic Relations Order"). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which is:
(1)    issued pursuant to a State's domestic relations law;
(2)    relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Executive;
(3)    creates or recognizes the right of a spouse, former spouse, child or other dependent of the Executive to receive all or a portion of the Executive's benefits under the Plan; and

(4)    meets such other requirements established by the Committee.
The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider the rules applicable to "domestic relations orders" under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant.
Section 11.02. Facility of Payment. If the Committee deems any person entitled to receive any payment under the Plan incapable of receiving it by reason of age, illness, infirmity, mental incompetency or incapacity of any kind, the Committee may, in its discretion, direct that payment be made in any one or more of the following manners:
(a)     Applying the amount directly for the comfort, support and maintenance of the payee;
(b)     Reimbursing any person for any such support supplied by any other person to the payee;
(c)     Paying the amount to a legal representative or guardian or any other person selected by the Committee on behalf of the payee; or
(d)     Depositing the amount in a bank account to the credit of the payee.
Section 11.03. Committee Rules. Payment of benefits will be made in accordance with the rules and procedures of the Committee.
Section 11.04. Limitation on Rights. The Company, in adopting this Plan, will not be held to create or vest in any Executive or any other person any interest, pension or benefits other than the benefits specifically provided herein, or to confer upon any Executive the right to remain in the service of the Company.
Section 11.05. Benefits Unsecured. Any assets purchased by the Company to provide benefits under this Plan will at all times remain subject to the claims of general creditors of the Company and any Executive, former Executive or Surviving Spouse of an Executive participating in the Plan has only an unsecured promise to pay benefits from the Company.
Section 11.06. Governing Law. To the extent not preempted by federal law, the law of the State of Maryland will govern the construction and administration of the Plan.
Section 11.07. Severability. If any provision of this Plan or its application to any circumstance or person is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons will not be affected thereby.

Section 11.08. Expanded Benefits. The Board or the Compensation Committee of the Board may, from time to time and without notice, by resolution of the Board or of the Compensation Committee of the Board, authorize the payment of benefits or expand the benefits otherwise payable or to be payable to any one or more individuals. Notwithstanding the foregoing, this Section 11.08 shall not apply to any benefits under the Plan that are not Grandfathered Amounts.
Section 11.09. Plan Costs. Benefits payable under the Plan and any expenses in connection therewith will be paid by the Company to the extent they are not available to be paid from any trust fund established by the Company to help defray the costs of providing Plan benefits.
Section 11.10. Termination of Participation. Participation in the Plan will terminate:
(a)     in the case of a nonvested Executive, upon separation from service with a Participating Company or Designated Entity;
(b)     in the case of a vested Executive, when payment of all amounts due with respect to the Executive are paid, or purported to be paid, by the Plan.
Section 11.11. Transfer of Liabilities to HII. Northrop Grumman Corporation distributed its interest in Huntington Ingalls Industries, Inc. ("HII") to its shareholders on March 31, 2011 (the "HII Distribution Date"). Pursuant to an agreement between Northrop Grumman Corporation and HII, on the HII Distribution Date certain employees and former employees of HII ceased to participate in the Plan and the liabilities for these participants' benefits under the Plan were transferred to HII. On and after the HII Distribution Date, the Company and the Plan, and any successors thereto, shall have no further obligation or liability to any such participant with respect to any benefit, amount, or right due under the Plan.

ARTICLE 12
Change in Control
Section 12.01. Definition. The term "Change in Control" means the occurrence of one or more of the following events:
(a)     There will be consummated:
(1)     Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or
(2)     Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or
(b)     The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(c)    (1)     Any person (as such term is defined in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity will purchase any common stock of the Company (or securities convertible into Company common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Company common stock (or securities convertible into Company common stock), the Board will determine that the making of such purchase will not constitute a Change in Control; or
(2)     Any person (as such term is defined in section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Affiliated Companies) will become the "beneficial owner" (as such term is defined in Rule 13d‑3 under the Exchange Act:), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d‑3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board will determine that such person so becoming such beneficial owner will not constitute a Change in Control; or
(d)     At any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board will cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
Section 12.02. Vesting and Funding Rules. Notwithstanding any other provision of the Plan, upon a Change in Control, as defined above, all Executives will be deemed fully vested under this Plan, but only such vesting as to the otherwise applicable five-year service requirement. In addition, upon a Change in Control, but only under circumstances where the successor, surviving or parent company of Northrop Grumman Corporation or the successor plan sponsor or any successor thereto, if any, does not agree to assume the obligation to provide benefits under this Plan as they become due and payable, then an amount sufficient to fund all unpaid benefits and any Surviving Spouse benefits payable under this Plan will be paid immediately by the Company to a Trustee pursuant to a Trust Agreement for the payment of such benefits at the earliest date available in accordance with the provisions of the Plan and on such terms as the committee composed of the Company's Chief Executive Officer, Chief Financial Officer and General Counsel, will deem appropriate (including a direction to the Trustee to pay immediately all benefits that are Grandfathered Amounts on a present value basis and/or such other terms as they may deem appropriate). Notwithstanding this funding, the Company will be obligated to pay benefits to Executives and to Surviving Spouses of Executives to the extent such funding proves to be insufficient. To the extent such funding proves to be more than sufficient, any excess will revert to the Company.
Section 12.03. Special Retirement Provisions. Upon a Change in Control, for any Executive in the Plan who is involuntarily separated and who is not then eligible for a Normal or Special Retirement Pension under the ES Pension Plan, such separation will be deemed to be a separation due to a "Permanent Job Separation", and the Special Retirement Pension provisions under the ES Pension Plan will be used for purposes of determining eligibility and payment of benefits to such Executive under the Plan, provided that distribution of amounts that are not Grandfathered Amounts will still be controlled by Appendix D and Appendix E.
Section 12.04. Calculation of Present Value. The present value of benefits payable by the Trustee will be calculated for specific groups of Executives at the time of the Change in Control as follows:
(a)     The present value of the benefits payable from this Plan to Executives who have retired at the time of the Change in Control (as well as benefits payable from this Plan to any Surviving Spouse of an Executive) will be calculated by using the PBGC immediate discount rate established and in effect for the beginning of the calendar year in which the Change in Control occurs.
(b)     The present value of the benefits payable from this Plan to Executives who are eligible to retire under the terms of this Plan at the time of the Change in Control will be calculated by using the PBGC immediate discount rates established and in effect at the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is immediately payable at the time of the Change in Control.
(c)     The present value of the benefits payable from this Plan to Executives who have completed at least 30 years of service with a Participating Company or a Designated Entity but have not yet attained age 58 at the time of the Change in Control will be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 58.
(d)     The present value of benefits payable from this Plan to Executives who have completed at least 10 years of service with a Participating Company or a Designated Entity but less than 30 years of service at the time of the Change in Control, but have not yet attained age 60 at the time of the Change in Control, will be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 60.
(e)     The present value of benefits payable from this Plan to Executives who have completed less than 10 years of service with a Participating Company or a Designated Entity at the time of the Change in Control will be calculated by using the PBGC deferred discount rates established and in effect for the beginning of the calendar year in which the Change in Control occurs, assuming a pension which is payable at age 65.
Section 12.05. Calculation of Offset. In calculating the benefit payable to each Executive, any offset for the ES Pension Plan or other plan in which the Executive participates, will be based upon the last official pension file data available, adjusted to the date of any Change in Control by assuming that the most recent salary reflected in the pension file remains constant.
Section 12.06. Limitation on Amendment, Suspension and Termination. Notwithstanding any provision of this Plan, this Plan may not be:
(a)     Amended such that future benefits would be reduced;
(b)     Suspended; or
(c)     Terminated;
as to the further accrual of benefits, for a period of 24 months following a Change in Control; and as to the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Executive, former Executive receiving benefits under the Plan, or eligible spouse.
* * *
IN WITNESS WHEREOF, this Amendment and Restatement is hereby executed by a duly authorized officer on this 22nd day of December, 2015.

NORTHROP GRUMMAN CORPORATION

By: /s/ Denise M. Peppard
Denise M. Peppard
Corporate Vice President and Chief Human Resources Officer

APPENDIX A
Executive Buyback
Section A.01.     Introduction. The Executive Buy Back process permits newly eligible Executives to "buy back" past years of Executive Benefit Service under the Plan for periods of time during which they did not make the Maximum Contribution.
Section A.02.     Buy Back Offer. If an Employee did not make the Maximum Contribution during each of the years of his or her Vesting Service prior to the time he or she first became an Executive, the Employee will be permitted to pay make-up payments of Maximum Contributions in order to "buy back" his or her non-contributory years of service.
(a)     The make-up payments required are the Maximum Contributions that would have been payable during the 10 years prior to the date he or she first became an Executive (or such lesser period from the date the Employee was employed by a Participating Company or a Designated Entity) plus compounded interest on those amounts.
(b)     This Plan is intended as essentially a continuation of the Westinghouse Plan (see Appendix C). Accordingly, this Section is to be interpreted as requiring an Executive to make up Maximum Contributions not only for his or her periods of participation under this Plan but also Maximum Contributions that would have been due under the Westinghouse Plan. The terms of (a) will be interpreted to include the corresponding terms under the Westinghouse Plan and the 10-year period will include periods before the Westinghouse Acquisition.
Section A.03.     One-Time Opportunity. Upon qualifying as an Executive, an Executive will be offered an Executive Buy Back opportunity at the time he or she first becomes an Executive (or when this Appendix first becomes effective, if later). The actual terms of the Executive Buy Back will be determined from time to time by the Committee. This election will be offered one time to the Executive and his or her decision whether or not to "buy back" will be irrevocable.
Section A.04.     Payment. Executive Buy Back payments are pre-tax and are made from compensation by deferral elections entered into prior to the year in which the compensation is determined and paid. Executive Buy Back payments will not be deposited into the ES Pension Plan trust and will not increase the Executive's Qualified Plan Benefit.
Section A.05.     Refund of Buy Back Payment. If, at some point, an Employee is no longer an Executive or otherwise becomes ineligible to receive an Executive Pension Supplement, any Executive Buy Back payments the Employee has made (including any interest the Employee paid) plus any other amount as defined in Section 2.16(b)(2) in the definition of Maximum Contribution paid by the Employee to the Company will be refunded, with interest at such time as the Employee meets one of the following criteria:
(a)     Termination or retirement from a Participating Company or a Designated Entity; or

(b)     Death;
provided, however, no refund will be made if the Employee is an eligible Executive, whether or not the amount of his or her Executive Pension Supplement exceeds zero. All interest rates will be determined at the discretion of the Committee.
Any amounts that are refundable under this Section A.05 that are not Grandfathered Amounts will be paid in a lump sum upon the Executive's Separation from Service, subject to the six-month delay rule in Section E.02.
Section A.06.    Effective Date. The provisions of this Appendix permitting Buy Backs will become effective on a date specified by resolution of the Committee specifically citing this Section.

APPENDIX B
Rehired Executives
Section B.01.     Retired Executives Rehired as Executives. If an Executive who retired from a Participating Company or a Designated Entity and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired in an Executive position by a Participating Company, Designated Entity, or any other Affiliated Company, the following provisions apply:
(a)     Monthly Payments: For an Executive with a monthly Executive Pension Supplement:
(1)     The Plan will suspend all Executive Pension Supplement payments that are Grandfathered Amounts;
(2)     If, but only if, the Executive is Retirement Eligible at the time of subsequent actual retirement:
(A)     Previous years of Vesting Service and Executive Benefit Service accrued prior to the Executive's retirement will be restored; and
(B)     The Executive's Executive Pension Supplement will be recalculated in accordance with the Plan at his or her subsequent actual retirement date as long as the Executive then meets all Plan benefit qualification requirements;
(3)     The Executive, having previously met the requirement of five years of continuous service as an Executive prior to his or her first retirement, need not again meet that requirement;
(4)     The Executive's Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree;
(5)     If the Executive elected to take a lump sum Qualified Plan Benefit with respect to his or her initial retirement, then in any subsequent calculation of the Executive's Executive Pension Supplement, the Executive's Executive Pension Base will be reduced by both the Executive's Qualified Plan Benefit received at the time of the initial retirement and the Executive's Qualified Plan Benefit accrued from the date of rehire through the date of his or her subsequent retirement.
(6)    If the Executive continued to receive payments that were not Grandfathered Amounts during the period of rehire, an actuarial reduction will apply at his subsequent termination.
(b)     Lump Sums: For an Executive who received a lump sum Executive Pension Supplement and who is Retirement Eligible at the time of subsequent actual retirement:

(1)     Previous years of Vesting Service will be restored but not previous years of Executive Benefit Service;
(2)     The Plan will calculate the Executive's additional Executive Pension Supplement at his or her subsequent actual retirement date on the basis of years of service after the rehire in accordance with the Plan as the Executive then meets all Plan benefit qualification requirements;
(3)     The Executive, having previously met the requirement of five years of continuous service as an Executive prior to his or her first retirement, need not again meet that requirement;
(4)     The Executive's Average Annual Compensation will be computed without regard to the break in service, using zero for any periods during which the Executive was a retiree;
(5)     If the Executive elected a monthly Qualified Plan Benefit with respect to his or her initial retirement, then the Executive's Qualified Plan Benefit accrued from the date of rehire through the subsequent date of actual retirement will be subtracted from the Executive's Executive Pension Base in calculating the Executive's additional Executive Pension Supplement at his or her subsequent retirement.
Section B.02.     Former Executives with Vested Pensions Rehired as Executives. If the employment of an Executive of a Participating Company or a Designated Entity who was eligible only for a vested pension under the relevant qualified defined benefit or Defined Contribution Plan, if any, was terminated and the Executive is rehired by a Participating Company, Designated Entity, or any other Affiliated Company, the following provisions apply:
(a)     Previous years of Vesting Service and Executive Benefit Service accrued prior to the Executive's termination of employment will be restored;
(b)     The Executive must meet the requirement of five years of continuous service as an Executive prior to a subsequent actual retirement, counting only years of service after the rehire;
(c)     Only base salary and incentive awards earned after the rehire will be used in computing Average Annual Compensation;
(d)     If the Executive elected to take his or her vested pension as a lump sum, in any calculation of an Executive Pension Supplement at actual retirement, the Executive's Executive Pension Base will be reduced by both the Executive's Qualified Plan Benefit at the time of the initial termination of employment and the Executive's Qualified Plan Benefit accrued from the date of rehire through the date of actual retirement.
Section B.03.     Retired Executives Rehired in Non-Executive Positions. If an Executive who retired from a Participating Company or a Designated Entity and who received or is receiving an Executive Pension Supplement as a lump sum or on a monthly basis is rehired by a Participating Company, Designated Entity, or any other Affiliated Company in a non-Executive position, the following provisions apply:
(a)     For a former Executive who was receiving a monthly Executive Pension Supplement:
(1)     The Plan will suspend all Executive Pension Supplement payments that are Grandfathered Amounts;
(2)     If, but only if, the former Executive is still Retirement Eligible at the time of subsequent actual retirement, the Plan will recommence Executive Pension Supplement payments that were suspended at the time of the Executive's subsequent actual retirement without recalculation of amount;
(3)     At subsequent actual retirement, the former Executive may receive any form of payment of his or her Executive Pension Supplement then permitted under the Plan, as selected by the Committee.
(b)     For a former Executive who received his or her Executive Pension Supplement as a lump sum, no further benefits will be paid by the Plan.
Section B.04.     Events That Span Westinghouse Acquisition. This Plan is intended as essentially a continuation of the Westinghouse Plan (see Appendix C) and this Appendix is to be interpreted accordingly.
(a)     Reductions for payments of Qualified Plan Benefits will be interpreted to include reductions for payments of similar benefits under Westinghouse plans.
(b)     Determination of the form of Qualified Plan Benefits will take into account the form of payments under Westinghouse plans.
(c)     The terms of this Appendix will be interpreted, where appropriate, to include the corresponding terms under the Westinghouse Plan and to take into account events both before and after the Westinghouse Acquisition.
Section B.05.     Breaks Spanning March 1, 1996. There may be Executives who participated in the Westinghouse Plan but because of a break in their service did not become employees of the Affiliated Companies on March 1, 1996 as a result of the Westinghouse Acquisition.
(a)     Those Executives might be hired later by the Electronic Sensors & Systems Division.
(b)     They will in no case be entitled to service or compensation credits or benefits under this Plan with respect to any service or compensation prior to their first hire by the Electronic Sensors & Systems Division after March 1, 1996. The Executives will not be considered to have previously met the requirement of five years of continuous service as an Executive.

APPENDIX C
Coordination With Westinghouse Plan
Section C.01.     In General. As part of the Westinghouse Acquisition, this Plan was established by Northrop Grumman Corporation.
(a)     This Plan is intended to be a continuation of the Westinghouse Plan with only minor changes.
(b)     This Plan assumes remaining liabilities of the Westinghouse Plan with regard to those participants of the Westinghouse Plan who became Employees of the Northrop Grumman controlled group on March 1, 1996 as a result of the Westinghouse Acquisition. Accordingly, benefits earned by Participants of this Plan under the Westinghouse Plan before March 1, 1996 are payable under this Appendix.
(c)     Employees first hired after the Westinghouse Acquisition will therefore not be affected by this Appendix and will have their pension benefits governed entirely by the other Articles and Appendices of this Plan.
Section C.02.     Pre-Acquisition Benefits.
(a)     Except as provided in Sections C.03 and C.04, benefits earned under the Westinghouse Executive Pension Plan are in addition to the benefits which may be earned under Articles 4 and 5.
(b)     The Westinghouse Plan benefits will be calculated taking into account all pertinent facts for determining benefits under the Westinghouse Plan's provisions (including benefits and contributions under Westinghouse plans) as they have existed from time to time.
Section C.03.     Coordination of Pre and Post-Acquisition Benefits. The Plan will be interpreted in light of events before and after the Westinghouse Acquisition to coordinate the calculation of benefits (including service and compensation components, benefits and contributions under Westinghouse plans and rehire provisions) under this Appendix and benefits based on Articles 4 and 5 so that the Plan will function as if it were essentially a continuation of the Westinghouse Plan.
Section C.04.     No Duplication of Benefits. Because this Plan is intended as a continuation of the Westinghouse Plan, this Plan will not pay any benefits already paid or payable by the Westinghouse Plan itself.

APPENDIX D
2005-2007 Transition Rules
This Appendix D provides the distribution rules that apply to the portion of benefits under the Plan subject to Code section 409A for Executives with benefit commencement dates after January 1, 2005 and before January 1, 2008.
Section D.01.    Election. Executives scheduled to commence payments during 2005 may elect to receive both pre-2005 benefit accruals and 2005 benefit accruals in any optional form of benefit available under the Plan as of December 31, 2004. Executives electing optional forms of benefits under this provision will commence payments on the Executive's selected benefit commencement date.
Section D.02.    2005 Commencements. Pursuant to IRS Notice 2005-1, Q&A-19 & Q&A-20, Executives commencing payments in 2005 from the Plan may elect a form of distribution from among those available under the Plan on December 31, 2004, and benefit payments shall begin at the time elected by the Executive.
(a)    Key Employees. A Key Employee Separating from Service on or after July 1, 2005, with Plan distributions subject to Code section 409A scheduled to be paid in 2006 and within six months of his date of Separation from Service, shall have such distributions delayed for six months from the Key Employee's date of Separation from Service. The delayed distributions shall be paid as a single sum with interest at the end of the six month period and Plan distributions will resume as scheduled at such time. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such period (i.e., the rate may change in the event the period spans two calendar years). Alternatively, the Key Employee may elect under IRS Notice 2005-1, Q&A-20 to have such distributions accelerated and paid in 2005 without the interest adjustment, provided, such election is made in 2005.
(b)    Lump Sum Option. During 2005, a temporary immediate lump sum feature shall be available as follows:
(1)    In order to elect a lump sum payment pursuant to IRS Notice 2005-1, Q&A-20, an Executive must be an elected or appointed officer of the Company and eligible to commence payments under the underlying qualified pension plan on or after June 1, 2005 and on or before December 1, 2005;
(2)    The lump sum payment shall be made in 2005 as soon as feasible after the election; and
(3)    Interest and mortality assumptions and methodology for calculating lump sum amount shall be based on the Plan's procedures for calculating lump sums as of December 31, 2004.

Section D.03.    2006 and 2007 Commencements. Pursuant to IRS transition relief, for all benefit commencement dates in 2006 and 2007 (provided election is made in 2006 or 2007), distribution of Plan benefits subject to Code section 409A shall begin 12 months after the later of: (a) the Executive's benefit election date, or (b) the underlying qualified pension plan benefit commencement date (as specified in the Executive's benefit election form). Payments delayed during this 12-month period will be paid at the end of the period with interest. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such period (i.e., the rate may change in the event the period spans two calendar years).

APPENDIX E
Post 2007 Distribution of 409A Amounts
The provisions of this Appendix E shall apply only to the portion of benefits under the Plan that are subject to Code section 409A with benefit commencement dates on or after January 1, 2008. Distribution rules applicable to the Grandfathered Amounts are set forth in Article VII, and Appendix D addresses distributions of amounts subject to Code section 409A with benefit commencement dates after January 1, 2005 and prior to January 1, 2008
Section E.01.     Time of Distribution. Subject to the special rules provided in this Appendix E, distributions to an Executive of his vested retirement benefit shall commence as of the Payment Date.
Section E.02.    Special Rule for Key Employees. If an Executive is a Key Employee and age 55 or older at his Separation from Service, distributions to the Executive shall commence on the first day of the seventh month following the date of his Separation from Service (or, if earlier, the date of the Executive's death). Amounts otherwise payable to the Executive during such period of delay shall be accumulated and paid on the first day of the seventh month following the Executive's Separation from Service, along with interest on the delayed payments. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such delay (i.e., the rate may change in the event the delay spans two calendar years).
Section E.03.    Forms of Distribution. Subject to the special rules provided in this Appendix E, an Executive's vested retirement benefit shall be distributed in the form of a single life annuity. However, an Executive may elect an optional form of benefit up until the date payments commence or such earlier time as provided by the Company. The optional forms of payment are:
(a)    50% joint and survivor annuity
(b)    75% joint and survivor annuity
(c)    100% joint and survivor annuity.
If an Executive is married on the date his payments commence and elects a joint and survivor annuity, his survivor annuitant will be his spouse unless some other survivor annuitant is named with spousal consent. Spousal consent, to be effective, must be submitted in writing before the date his payments commence, or such earlier time as provided by the Company, and must be witnessed by a Plan representative or notary public. No spousal consent is necessary if the Company determines that there is no spouse or that the spouse cannot be found
Section E.04.    Death. If a married Executive dies before the Payment Date, a death benefit will be payable to the Executive's spouse commencing 90 days after the Executive's death. The death benefit will be a single life annuity in an amount equal to the survivor portion of an Executive's vested retirement benefit based on a 100% joint and survivor annuity determined on the Executive's date of death. This benefit is also payable to an Executive's domestic partner who is properly registered with the Company in accordance with procedures established by the Company.
Section E.05.    Actuarial Assumptions. Except as provided in Section E.06, all forms of payment under this Appendix E shall be actuarially equivalent life annuity forms of payment, and all conversions from one such form to another shall be based on the following actuarial assumptions:
Interest Rate:     6%
Mortality Table: RP-2000 Mortality Table projected 15 years for future standardized cash balance factors
Section E.06.    Accelerated Lump Sum Payouts.
(a)    Post-2007 Separations. Notwithstanding the provisions of this Appendix E, for Executives who Separate from Service on or after January 1, 2008, if the present value of (a) the vested portion of an Executive's retirement benefit and (b) other vested amounts under nonaccount balance plans that are aggregated with the retirement benefit under Code section 409A, determined on the first of the month coincident with or following the date of his Separation from Service, is less than or equal to $25,000, such benefit amount shall be distributed to the Executive (or his spouse or domestic partner, if applicable) in a lump sum payment. Subject to the special timing rule for Key Employees under Section E.02, the lump sum payment shall be made within 90 days after the first of the month coincident with or following the date of the Executive's Separation from Service.
(b)    Pre-2008 Separations. Notwithstanding the provisions of this Appendix E, for Executives who Separate from Service before January 1, 2008, if the present value of (a) the vested portion of an Executive's retirement benefit and (b) other vested amounts under nonaccount balance plans that are aggregated with the retirement benefit under Code section 409A, determined on the first of the month coincident with or following the date the Executive attains age 55, is less than or equal to $25,000, such benefit amount shall be distributed to the Executive (or his spouse or domestic partner, if applicable) in a lump sum payment within 90 days after the first of the month coincident with or following the date the Executive attains age 55, but no earlier that January 1, 2008.
(c)    Conflicts of Interest. The present value of an Executive's vested retirement benefit shall also be payable in an immediate lump sum to the extent required under conflict of interest rules for government service and permissible under Code section 409A.
(d)    Present Value Calculation. The conversion of an Executive's retirement benefit into a lump sum payment and the present value calculations under this Section E.06 shall be based on the actuarial assumptions in effect under the Northrop Grumman Pension Plan for purposes of calculating lump sum amounts, and will be based on the Executive's immediate benefit if the Executive is 55 or older at Separation from Service. Otherwise, the calculation will be based on the benefit amount the Executive will be eligible to receive at age 55.
Section E.07.    Effect of Early Taxation. If an Executive's benefits under the Plan are includible in income pursuant to Code section 409A, the Company shall have the discretion to accelerate the distribution of all or a portion of such includible benefits to the Executive, provided that the Executive shall not be given a direct or indirect election as to whether such discretion is exercised.
Section E.08.    Permitted Delays. Notwithstanding the foregoing, any payment to an Executive under the Plan shall be delayed upon the Company's reasonable anticipation of one or more of the following events:
(a)    The Company's deduction with respect to such payment would be eliminated by application of Code section 162(m); or
(b)    The making of the payment would violate Federal securities laws or other applicable law;
provided, that any payment delayed pursuant to this Section E.08 shall be paid in accordance with Code section 409A.

APPENDIX F

Committees and Appointments

Notwithstanding anything to the contrary in this Plan, effective as of October 25, 2011, the Chief Executive Officer of Northrop Grumman Corporation shall appoint, and shall have the power to remove, the members of (1) an Administrative Committee that shall have responsibility for administering the Plan (including as such responsibilities are described in Article 9 of the Plan) and (2) an Investment Committee that shall have responsibility for overseeing any rabbi trusts or other informal funding for the Plan.